Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-139190, pertaining to the Employee Stock Option Plan, as amended and restated, the 2006 Stock Incentive Plan and individual director options agreements of Emergent BioSolutions Inc.; Form S-8 No. 333-161154, pertaining to the Employee Stock Option Plan, as amended and restated, and the 2006 Stock Incentive Plan of Emergent BioSolutions, Inc.; Form S-4 No. 333-169351 of Emergent BioSolutions Inc. and Subsidiaries; Form S-3 No. 333-181133 of Emergent BioSolutions Inc.; and Form S-8 No. 333-184699, pertaining to the 2012 Employee Stock Option Plan and the Second Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan), to the use of our report dated October 29, 2013 with respect to the 2013 consolidated financial statements of Cangene Corporation and to the use of our report dated October 24, 2012 with respect to the 2012 consolidated financial statements of Cangene Corporation, both included in the Form 8-K of Emergent BioSolutions Inc. dated January 22, 2014.

Winnipeg, Canada	/s/Ernst & Young LLP
January 22, 2014	Chartered Accountants